Exhibit 10.4

THIRD AMENDMENT TO

AMENDED AND RESTATED

SPIRIT REALTY CAPITAL, INC.

AND SPIRIT REALTY, L.P.

2012 INCENTIVE AWARD PLAN

This Third Amendment (“Third Amendment”) to the Amended and Restated Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan, as amended (the “Plan”), is adopted by the Board of Directors (the “Board”) of Spirit Realty Capital, Inc. (the “Company”), effective as of April 3, 2019 (the “Effective Date”). Capitalized terms used in this Third Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, the Company currently maintains the Plan.

WHEREAS, pursuant to Section 13.1 of the Plan, (i) the Plan may be wholly or partially amended at any time or from time to time by the Board and (ii) the Board has the authority to amend the Plan to increase the limits imposed in Section 3.1 of the Plan on the maximum number of shares which may be issued under the Plan (the “Share Limit”), subject to approval by the stockholders of the Company twelve (12) months before or after such action.

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to, among other things, amend the Plan to increase the Share Limit by 2,300,000 shares of the Company’s common stock.

NOW THEREFORE, BE IT RESOLVED, that, the Plan is hereby amended as set forth herein, subject to approval of this Third Amendment by the Company’s stockholders:

AMENDMENT

The Plan is hereby amended as follows, effective as of the Effective Date, except as otherwise provided below.

1.

The first and second sentences of Section 3.1(a) of the Plan are hereby amended and restated in their entirety as follows, subject to approval by the stockholders of the Company within twelve (12) months following the Effective Date:

“Subject to Section 3.1(b) and Section 13.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 4,587,699 shares (the “Share Limit”). In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 4,587,699.”

2.	Section 11.3(b) of the Plan is hereby amended by adding the following sentence to the end of such Section:

“Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law.”

3.	This Third Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, I hereby certify that this Third Amendment was duly adopted by the Board of Directors of Spirit Realty Capital, Inc. on April 3, 2019 and was approved by the stockholders of Spirit Realty Capital, Inc. on May 9, 2019.

Spirit Realty Capital, Inc.

By:	/s/ Jackson Hsieh
Jackson Hsieh
President and Chief Executive Officer

Date: May 20, 2019